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THIS EXHIBIT CONTAINS CONFIDENTIAL INFORMATION WHICH HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST UNDER RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. THE CONFIDENTIAL INFORMATION ON PAGES 1 AND 2 HAS BEEN REPLACED WITH ASTERISKS.

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


                                                               Exhibit 10.19

             SECOND AMENDMENT TO CREDIT CARD ACCOUNTS SALE AGREEMENT

      THIS SECOND AMENDMENT ("Amendment") to the Credit Card Accounts Sale Agreement is entered into this 27th day of January, 1999 (the "Effective Date") among Midland Credit Management, Inc. ("Buyer"), Greenwood Trust Company ("GTC" or a "Seller"), and U.S. Bank National Association as Trustee (the "Trustee") for the Discover Card Master Trust I (the "Trust" or a "Seller")

      WHEREAS, Sellers and Buyer have entered into that certain Credit Card Accounts Sale Agreement with an Effective Date of May 27, 1998, as amended by the First Amendment to the Credit Card Accounts Sale Agreement (the "Agreement"); and

      WHEREAS, the Agreement does not require Sellers to sell to Buyer a minimum amount or percentage of Accounts each month; and

      WHEREAS, Sellers and Buyer desire to amend the Agreement to require Sellers to sell to Buyer a minimum amount or percentage of Accounts each month and to extend the term of the Agreement; and

      WHEREAS, in consideration of Sellers agreeing to extend the term of the Agreement and to sell to Buyer a minimum amount of Accounts each month, Sellers and Buyer desire to amend the Agreement to increase the purchase price paid by Buyer for such Accounts.

      NOW, THEREFORE, in consideration of the mutual agreements set forth in the Agreement and below, the parties agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined have the respective meanings assigned to them in the Agreement.

2.    Amendments to Agreement The Agreement shall be amended as follows:

      2.1 Paragraph 1.14 of the Agreement is amended by deleting [*] appearing in the first line of said Paragraph and replacing it with [*] and deleting [*] appearing in the second line of said
            Paragraph and replacing it with [*]

      2.2 Paragraph 2.1 of the Agreement is amended by deleting [*] appearing in the third line of said Paragraph and replacing it with [*].

      2.3 Paragraph 3.3(b) of the Agreement is amended by adding the following new sentences after the first sentence in said Paragraph: "For the months beginning with [*] through and

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* Confidential information has been omitted and filed separately with the
  Securities and Exchange Commission pursuant to a confidential treatment request.


            including [*], Sellers agree to sell to Buyer at least
            [*] of all accounts which are available for sale, meet the definition of an Account and fall within Pool I. Beginning with [*] through [*], Sellers agree to sell to Buyer at least [*] of all accounts which are available for sale, meet the definition of an Account and fall within Pool I. GTC, as Seller and Servicer of the Accounts, agrees that the Accounts within Pool I will not be selected in such a manner that a preference as to the geographic distribution or credit quality of the Accounts is given to any purchaser of Accounts.

      2.4 Paragraph 8.3 of the Agreement is amended by adding the following to the end of the first sentence of said Paragraph: "; nor shall Buyer bring or threaten to bring any legal proceeding against any Debtor in an effort to collect a debt which is barred by the applicable statute of limitations."

      2.5 Article IX of the Agreement is amended by adding the following new sentence after the fourth sentence in said Paragraph:
            "Notwithstanding the foregoing, for those Accounts purchased by Buyer from and after January 1999, Buyer shall pay to Sellers, within [*] Business Days after GTC and the Trustee assign the substitute Accounts to Buyer, the difference, if any, between (I)
            (x) [*] times the Unpaid Balance of the Pool I substitute Accounts plus (y) [*] times the Unpaid Balance of the Pool II substitute Accounts minus (ii) (x) [*] times the Unpaid Balance of the Pool I substituted Accounts plus (y) [*] times the Unpaid Balance of the Pool II substituted Accounts.

      2.6 Article XI of the Agreement is amended by adding the following new sentence after the fourth sentence in said Paragraph:
            "Notwithstanding the foregoing, for those Accounts purchased by Buyer from and after December, 1998, Buyer shall pay to Sellers, within [*] Business Days after GTC and the Trustee assign the substitute Accounts to Buyer, the difference, if any, between (I)
            (x) [*] times the Unpaid Balance of the Pool I substitute Accounts plus (y) [*] times the Unpaid Balance of the Pool II substitute Accounts minus (ii) (x) [*] times the Unpaid Balance of the Pool I substituted Accounts plus (y) [*] times the Unpaid Balance of the Pool II substituted Accounts.

      2.7   Adding the new Paragraph 13.13 to the Agreement:

            "13.13 TERMINATION. This Agreement may be terminated by either Seller at any time and shall be of no further force and effect upon the occurrence of the following: (I) Buyer's breach or default in the performance of any covenant, agreement, representation or

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            warranty hereunder; (ii) Buyer becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due; or Buyer applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian for the Bankrupt Party or any property thereof, or makes a general assignment for the benefit of creditors; or in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Buyer or for a substantial part of its property and is not discharged within thirty (30) days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, liquidation, or similar proceeding, is commenced by the Buyer, is consented to or acquiesced in by the Buyer or remains undismissed for thirty (30) days; or the Buyer takes any corporate action to authorize, or in furtherance of, any of the foregoing; or
            (iii) either Seller reasonably determines that the continued sale of Accounts to Buyer is likely to adversely affect such Seller's public image due to industry misconduct on the part of Buyer, its parent company or affiliates. If either Seller elects to terminate this Agreement pursuant to this Section 13.13, no further sales of Accounts shall be made by Sellers to Buyer under this Agreement; it being understood that no termination of this Agreement shall release or be construed as releasing Buyer from any liability or damage to either Seller arising out of, in connection with or otherwise relating to, directly or indirectly, Buyer's breach or default of any of its representations, warranties, covenants, agreements, duties or obligations arising hereunder.

3.    Miscellaneous Provisions

      3.1 Reaffirmation. As hereby amended, the Agreement is hereby ratified and reaffirmed by each of the parties thereto. In the event of any irreconcilable conflict between the provisions of this Amendment and the provisions of the Agreement, the terms of this Amendment shall prevail.

      3.2 Captions. The various captions in this Amendment are included for convenience only and shall not affect the meaning or interpretation of any provision of this Amendment.

      3.3 Governing Law. This Amendment shall be construed in accordance with the laws of the state of Delaware, without reference to the conflict of law provisions of such state, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

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      3.4   Execution in Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

BUYER:


By: /s/ Frank Chandler
------------------------------
Name: Frank Chandler
Title: President

SELLER:
GREENWOOD TRUST COMPANY

By: /s/ J. N. Hill
------------------------------
Name: J. N. Hill
Title: President

U.S. BANK NATIONAL ASSOCIATION, as
Trustee for the Discover Card Master Trust I

By: /s/ Martha L. Sanders
------------------------------
Name:
Title:

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